As filed with the Securities and Exchange Commission on August 3, 2007.
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	38-3519512 (I.R.S. Employer Identification No.)

One Village Center Drive, Van Buren Twp., Michigan (Address of principal executive offices)	48111 (zip code)
Visteon Corporation 2004 Incentive Plan
(formerly known as the Visteon Corporation 2000 Long-Term Incentive Plan)
(Full title of the Plan)
John Donofrio
Senior Vice President and General Counsel
Visteon Corporation
One Villate Center Drive
Van Buren Township, Michigan 48111
(Name and address of agent for service)
(800) VISTEON
(Telephone number, including area code, of agent for service)
Calculation of Registration Fee

Title of each		Proposed	Proposed
class of		maximum	maximum
securities to be	Amount to be	offering price	aggregate	Amount of
registered	registered (1)	per share (2)	offering price (2)	registration fee
Common Stock, $1.00 par value	7,000,000 shares	$6.55	$45,850,000	$1,408

(1)      Includes, pursuant to Rule 416 under the Securities Act, such additional number of shares Common Stock as may become issuable as a result of any stock splits, stock dividends or similar events.
(2)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low per share prices of the Common Stock as reported on the New York Stock Exchange on July 31, 2007.
     Pursuant to Rule 429 of The General Rules and Regulations under the Securities Act, the prospectus that is a part of this Registration Statement will be used in connection with the offer and sale of shares of Common Stock of the Registrant previously registered under the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-40202 and 333-115463).

PART II
Item 3. Incorporation of Documents by Reference.
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
Opinion of John Donofrio
Consent of Independent Registered Public Accounting Firm
Powers of Attorney

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statements on Form S-8 (Registration Nos. 333-40202 and 333-115463), including the documents incorporated by reference therein, filed by Visteon Corporation (the “Company”) on June 26, 2000 and May 13, 2004 relating to the Visteon Corporation 2004 Incentive Plan (as amended and restated, the “Plan”), except as expressly modified herein.
On May 10, 2006, the stockholders of the Company approved certain amendments to the Plan previously adopted by the Board of Directors of the Company, subject to stockholder approval, which, among other things, increased by 7,000,000 shares the number of shares of Common Stock, par value $1.00 per share, of the Company available for delivery under the Plan. This registration statement registers such 7,000,000 additional shares of Common Stock.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:
(a)	our Annual Report on Form 10-K for our fiscal year ended December 31, 2006, which we filed on February 28, 2007, including the information we incorporated by reference in our Form 10-K from our definitive proxy statement for our 2007 annual meeting of stockholders, which we filed on April 9, 2007;

(b)	our Quarterly Report on Form 10-Q for our first fiscal quarter ended March 31, 2007, which we filed on May 9, 2007;

(c)	our Current Reports on Forms 8-K and 8-K/A, which we filed on January 11, 2007, February 13, 2007, February 16, 2007 (but only with respect to Item 2.05 thereof), April 16, 2007, May 18, 2007, May 22, 2007, June 20, 2007 and August 3, 2007; and

(d)	the description of our common stock incorporated into our registration statement on Form 8-A (File No. 001-15827), which we filed on June 2, 2000, including any amendments or reports we file for the purpose of updating this description.
          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

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Item 5. Interests of Named Experts and Counsel.
          John Donofrio, who has given his opinion upon the validity of the Common Stock being registered hereunder, receives remuneration, including awards pursuant to the Plan, for service to the Company as its Senior Vice President and General Counsel.
Item 8. Exhibits.
4.1	Amended and Restated Certificate of Incorporation of the Company is incorporated herein by reference to Exhibit. 3.1 to the Current Report on Form 8-K of the Company dated May 22, 2007.

4.2	Amended and Restated By-laws of the Company as in effect on the date hereof is incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K of the Company dated May 22, 2007.

4.3	Visteon Corporation 2004 Incentive Plan (filed as Appendix C to the Company’s definitive proxy statement for its 2006 annual meeting of stockholders and incorporated herein by reference).

4.4	Amendment to the Visteon Corporation 2004 Incentive Plan, effective as of June 14, 2007, is incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company dated June 20, 2007.

5.1	Opinion of John Donofrio, Senior Vice President and General Counsel of Visteon Corporation, with respect to the legality of the newly issued securities being registered hereunder.

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

23.2	Consent of John Donofrio contained in his legal opinion filed as Exhibit 5.1 to this registration statement.

24.1	Powers of Attorney relating to execution of this registration statement.

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SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Van Buren Township, Michigan, on August 3, 2007.

VISTEON CORPORATION
By	/s/ John Donofrio
John Donofrio
Senior Vice President and General Counsel

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael F. Johnston* Michael F. Johnston	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	August 3, 2007

/s/ William G. Quigley III* William G. Quigley III	Senior Vice President and Chief Financial Officer (principal financial officer)	August 3, 2007

/s/ Michael J. Widgren Michael J. Widgren	Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)	August 3, 2007

/s/ William H. Gray, III* William H. Gray, III	Director	August 3, 2007

/s/ Patricia Higgins* Patricia Higgins	Director	August 3, 2007

/s/ Karl J. Krapek* Karl J. Krapek	Director	August 3, 2007

/s/ Charles L. Schaffer* Charles L. Schaffer	Director	August 3, 2007

/s/ Donald J. Stebbins* Donald J. Stebbins	Director, President and Chief Operating Officer	August 3, 2007

/s/ Richard J. Taggart* Richard J. Taggart	Director	August 3, 2007

/s/ James D. Thornton* James D. Thornton	Director	August 3, 2007

/s/ Kenneth B. Woodrow* Kenneth B. Woodrow	Director	August 3, 2007

*By:	/s/ John Donofrio
John Donofrio
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Exhibit Name

4.1	Amended and Restated Certificate of Incorporation of Visteon Corporation (“Visteon”) is incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Visteon dated May 22, 2007.

4.2	Amended and Restated By-laws of Visteon as in effect on the date hereof is incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K of Visteon dated May 22, 2007.

4.3	Visteon Corporation 2004 Incentive Plan is incorporated by reference to Appendix C to Visteon's definitive proxy statement for its 2006 annual meeting of stockholders and filed on March 30, 2006.

4.4	Amendment to the Visteon Corporation 2004 Incentive Plan, effective as of June 14, 2007, is incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Visteon dated June 20, 2007.

5.1	Opinion of John Donofrio, Senior Vice President and General Counsel of Visteon Corporation, with respect to the legality of the newly issued securities being registered hereunder.

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

23.2	Consent of John Donofrio contained in his legal opinion filed as Exhibit 5.1 to this registration statement.

24.1	Powers of Attorney relating to execution of this registration statement.